N-CSR Item 12(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated MDT Series on behalf of Federated MDT All Cap Core Fund, Federated MDT Balanced Fund, Federated MDT Large Cap Growth Fund, Federated MDT Large Cap Value Fund, Federated MDT Mid Cap Growth Fund, Federated MDT Small Cap Core Fund, Federated MDT Small Cap Growth Fund, Federated MDT Small Cap Value Fund, Federated MDT Tax Aware/All Cap Core Fund (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended July 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: September 21, 2009

/s/ J. Christopher Donahue
Name: J. Christopher Donahue
Title: President, Principal Executive Officer

Dated: September 21, 2009

/s/ Richard A. Novak
Name: Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.